Seer Reports Third Quarter 2024 Financial Results

Growing enthusiasm for Proteograph Product Suite with multiple larger orders from government agencies and continued strong interest in STAC

REDWOOD CITY, Calif. Nov 6, 2024 – Seer, Inc. (Nasdaq: SEER), a leading life sciences company commercializing a disruptive new platform for proteomics, today reported financial results for the third quarter ended September 30, 2024.

Recent Highlights

•
Achieved revenue of $4.0 million for the third quarter of 2024
•
Entered into a co-marketing and sales agreement with Thermo Fisher Scientific to further enhance access and expand global reach to deep, unbiased proteomics at scale
•
Presented multiple posters and featured in several presentations at the HUPO World Congress showcasing the use of the Proteograph Product Suite in Alzheimer’s, population health, xenotransplantation, and other model organisms
•
Invested $10.0 million in PrognomiQ’s Series D preferred stock financing during the third quarter alongside other existing investors and a new strategic investor
•
Repurchased approximately 3.7 million shares of Seer Class A common stock at an average cost of $1.78 per share during the third quarter, bringing the total share repurchase to 5.7 million shares as of the end of the third quarter 2024
•
Ended the quarter with approximately $312 million of cash, cash equivalents and investments

“We are continuing to drive adoption of the Proteograph Product Suite and to enhance access to large scale, deep, unbiased proteomics” said Omid Farokhzad, Chair and CEO of Seer. “We are excited to establish a partnership with Thermo Fisher Scientific to co-market and sell the Proteograph Product Suite alongside their leading Orbitrap Astral mass spectrometers. We believe the powerful combination of these technologies will enable researchers to generate unprecedented and meaningful results that will impact human health and disease. I am incredibly bullish on the long-term value of our differentiated technology and its potential to transform our understanding of the proteome and biology.”

Third Quarter 2024 Financial Results

Revenue was $4.0 million for the third quarter of 2024, a 3% decrease from $4.2 million for the corresponding prior year period, primarily due to a decrease in related party and grant revenue. Product revenue for the third quarter of 2024 was $3.1 million, including $180 thousand of related party revenue, and consisted of sales of SP100 instruments and consumable kits. Service revenue was $847 thousand for the third quarter of 2024, including $186 thousand of related party revenue, and primarily consisted of revenue related to the STAC program. Grant and other revenue was $90 thousand for the third quarter of 2024.

Gross profit was $1.9 million and gross margin was 48% for the third quarter of 2024.

Operating expenses were $26.3 million for the third quarter of 2024, including $6.1 million of stock-based compensation, a decrease of 6% compared to $28.0 million for the corresponding prior year period, including $7.9 million of stock-based compensation. The decrease in operating expenses was primarily driven by a decrease in employee and stock-based compensation expenses.

Net loss was $21.3 million for the third quarter of 2024, compared to $21.1 million for the corresponding prior year period.

Cash, cash equivalents and investments were approximately $312 million as of September 30, 2024.

2024 Guidance

Seer continues to expect full year 2024 revenue to be in the range of $13 to $15 million.

Webcast Information

Seer will host a conference call to discuss the third quarter 2024 financial results on Wednesday, November 6, 2024 at 1:30 pm Pacific Time / 4:30 pm Eastern Time. A webcast of the conference call can be accessed at https://investor.seer.bio. The webcast will be archived and available for replay for at least 90 days after the event.

About Seer

Seer is a life sciences company developing transformative products that open a new gateway to the proteome. Seer’s Proteograph Product Suite is an integrated solution that includes proprietary engineered nanoparticles, consumables, automation instrumentation and software to perform deep, unbiased proteomic analysis at scale in a matter of hours. Seer designed the Proteograph workflow to be efficient and easy to use, leveraging widely adopted laboratory instrumentation to provide a decentralized solution that can be incorporated by nearly any lab. Seer’s Proteograph Product Suite is for research use only and is not intended for diagnostic procedures. For more information, please visit www.seer.bio.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on Seer’s beliefs and assumptions and on information currently available to it on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause Seer’s actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include but are not limited to statements regarding Seer’s expectations for future results of operations and its financial position, business strategy, partnerships, adoption of our products and outlook for fiscal year 2024. These and other risks are described more fully in Seer’s filings with the Securities and Exchange Commission (SEC) and other documents that Seer subsequently files with the SEC from time to time. Except to the extent required by law, Seer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:

Carrie Mendivil

investor@seer.bio

Media Contact:

Patrick Schmidt

pr@seer.bio

SEER, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Product	$2,915	$1,849	$6,344	$5,837
Service	661	536	1,751	1,072
Related party	366	1,429	1,903	4,093
Grant and other	90	348	172	1,221
Total revenue	4,032	4,162	10,170	12,223
Cost of revenue:
Product	1,510	1,181	3,202	3,735
Service	268	95	899	295
Related party	183	396	651	1,226
Grant and other	133	334	388	462
Total cost of revenue	2,094	2,006	5,140	5,718
Gross profit	1,938	2,156	5,030	6,505
Operating expenses:
Research and development	12,967	13,232	37,966	41,854
Selling, general and administrative	13,296	14,769	43,677	45,882
Total operating expenses	26,263	28,001	81,643	87,736
Loss from operations	(24,325)	(25,845)	(76,613)	(81,231)
Other income (expense):
Interest income	4,082	4,767	13,101	13,044
Loss on equity method investment	(861)	—	(861)	—
Other expense	(224)	(10)	(484)	(291)
Total other income	2,997	4,757	11,756	12,753
Net loss	$(21,328)	$(21,088)	$(64,857)	$(68,478)
Other comprehensive loss:
Unrealized gain (loss) on available-for-sale securities	1,415	236	981	(45)
Comprehensive loss	$(19,913)	$(20,852)	$(63,876)	$(68,523)
Net loss per share attributable to common stockholders, basic and diluted	$(0.35)	$(0.33)	$(1.02)	$(1.07)
Weighted-average common shares outstanding, basic and diluted	61,186,324	63,929,743	63,441,333	63,747,155

SEER, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share amounts)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$37,622	$32,499
Short-term investments	209,978	283,725
Accounts receivable, net	4,446	4,831
Related party receivables	554	559
Other receivables	1,450	1,326
Inventory	6,935	4,491
Prepaid expenses and other current assets	3,117	3,082
Total current assets	264,102	330,513
Long-term investments	64,894	56,858
Operating lease right-of-use assets	23,345	25,177
Property and equipment, net	20,677	22,193
Restricted cash	524	524
Other assets	9,882	1,004
Total assets	$383,424	$436,269
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$736	$1,370
Accrued expenses	10,899	9,212
Deferred revenue	354	206
Operating lease liabilities, current	2,249	2,295
Other current liabilities	145	139
Total current liabilities	14,383	13,222
Operating lease liabilities, net of current portion	24,250	25,964
Other noncurrent liabilities	64	179
Total liabilities	38,697	39,365
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.00001 par value; 5,000,000 shares authorized as of September 30, 2024 and December 31, 2023; zero shares issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Class A common stock, $0.00001 par value; 94,000,000 shares authorized as of September 30, 2024 and December 31, 2023; 55,539,884 and 60,253,707 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	1	1
Class B common stock, $0.00001 par value; 6,000,000 shares authorized as of September 30, 2024 and December 31, 2023; 4,044,969 shares issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Additional paid-in capital	714,567	702,868
Accumulated other comprehensive gain (loss)	789	(192)
Accumulated deficit	(370,630)	(305,773)
Total stockholders’ equity	344,727	396,904
Total liabilities and stockholders’ equity	$383,424	$436,269